Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 23, 1996 appearing on page 31 of Santa Fe Energy Resources, Inc. Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the incorporation by reference in the Registration Statement of our report dated May 29, 1996 appearing on page 4 of the Annual Report of the Santa Fe Energy Resources, Inc. Savings Investment Plan on Form 11-K for the year ended December 31, 1995.

                                                     PRICE WATERHOUSE LLP

Houston, Texas
July 9, 1996